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                                                                   EXHIBIT 10.17


                                                                    ATTACHMENT 1
                                                              RESEARCH AGREEMENT
                                                            UM/Ann Arbor Stromal
                               LICENSE AGREEMENT

By this Agreement, Ann Arbor Stromal, Inc. (hereinafter "Ann Arbor Stromal") and the Regents of The University of Michigan, a constitutional corporation of the State of Michigan (hereinafter "University") agree as follows:

1.  INCORPORATION BY REFERENCE
    --------------------------

    Incorporated by reference with full force and effect to the provisions, definitions, terms and conditions of this License Agreement (hereinafter "License") are the provisions, definitions, terms and conditions of the Research Agreement to which this License is attached, including the Option Agreement and its Appendices.

2.  DEFINITIONS
    -----------

    2.1 "Effective Date" of this License shall be the date of completed execution by both Parties in accordance with the provisions of Article 9 entitled "License", in the abovementioned Research Agreement to which this License is attached.

    2.2 "Parties", in singular or plural usage as required by the context, means Ann Arbor Stromal and/or University.


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     2.3  "Territory" means all countries of the world.

     2.4 "Licensed Technology" means all patentable inventions and Know-how for the production of red blood cells, white blood cells, platelets and bone marrow cells, which are either described in University Project proposal, or conceived or reduced to practice as part of Project, or conceived or reduced to practice, whether or not pursuant to or as part of the Project, by Drs. Stephen G. Emerson, Michael F. Clarke or Bernhard O. Palsson, or those working under their direction, during the term of their participation in the Project and Ann Arbor Stromal's funding of the Project.

     2.5 "Licensed Patent(s)" means any and all pending patent applications(s) included within Licensed Technology, whether now existing or hereafter filed, both domestic and foreign, and any patents issuing therefrom.

     2.6 "Valid Claim(s)" means any claim(s) pending in a patent application or in an unexpired patent included within the Licensed Patents which has not been held unenforceable, unpatentable, or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer. If in any country there should be two or more such decisions conflicting with respect to the validity of the same claim, the decision of the higher or highest tribunal shall thereafter control;

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          however, should the tribunals be of equal rank, then the decision or decisions upholding the claim shall prevail when the conflicting decisions are equal in number, and the majority of decisions shall prevail when the conflicting decisions are unequal in number.

     2.7 "Know-How" means (a) all information, data and knowledge contained in patent applications or patents which are at anytime included in the definition of Licensed Patents, and (b) any other methods, procedures, processes, compositions of matter, biological materials, trade secrets, experience, work products technical information, inventions, discoveries, improvements, reports, data, results from experiments, developmental efforts and demonstrations and subject matter related to the Project, whether or not contained in Licensed Patents.

     2.8 "Product(s)" means any red blood cells, white blood cells, platelets and bone marrow cells as well as any components, by-products, progeny or derivatives thereof and any factor, composition, substance, equipment, mechanism, device or other property and combinations thereof, the manufacture, use or sale of which would, but for this License, comprise an infringement of one or more Valid Claims.

     2.9 "Combination Sales" shall mean sales of Product by Ann Arbor Stromal, its Affiliates or subsidiaries as a combined package comprised in part of Product and in part of one or more other products or parts which constitute either an

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         active ingredient or a significant delivery system or mechanism and which could readily be sold by Ann Arbor Stromal, its Affiliates or subsidiaries and used for their intended purpose by their purchasers without the incorporation or use of Product.

    2.10 "Net Sales" means the sum, over the term of this License, of all amounts of monies received and all other consideration received (when in a form other than cash or its equivalent, the fair market value thereof when received) by Ann Arbor Stromal, its Affiliates or subsidiaries from purchasers or users from or by reason of the sale, distribution or use of Product, less any amounts collected for taxes, including sales and use taxes, customer charges, allowances (including any allowance for bad debts), import and export duties and other governmental charges, prompt payment or other customary trade discounts allowed or taken, credits or refunds for goods returned and transportation and delivery charges (including insurance premiums).

         If Product is sold in Combination Sales, then Net Sales shall be computed in the following manner: First, gross revenues from the Combination Sales shall be reduced by any applicable deductions itemized in the first paragraph of this definition in order to arrive at "Combination Net Sales"; second, Net Sales shall be calculated by employing the following formulas:

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                 C - p = Net Sales.

         In the above formula, "p" is the fair market value of all other products or parts which constitute an active ingredient or significant delivery system or mechanism within the Combination Sale and C is equal to Combination Net Sales.

         All fair market value calculations made by Ann Arbor Stromal hereunder shall be in good faith determined by Ann Arbor Stromal in the event no market price is available. In the event the University disagrees with any aspect of Ann Arbor Stromal's implementation of this definition, University may request that such dispute be submitted to arbitration as described in Article 17 and Ann Arbor Stromal hereby agrees to promptly grant and fully cooperate with such request.

    2.11 "Affiliate" shall mean any corporation, partnership, proprietorship or other entity controlled by, controlling, or under common control with Ann Arbor Stromal, and shall include any corporation, partnership, proprietorship or other entity directly or indirectly owning, owned by or under common ownership with the party in question to the

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         extent of twenty-five percent (25%) or more of the equity or voting shares, including shares owned beneficially by such party.

    2.12 "Calendar Quarters" means the three (3) months ending on the last day of March, June, September and December of each year.

3.  GRANTS
    ------

    3.1 Subject to the conditions and provisions of this License, University hereby grants to Ann Arbor Stromal an exclusive world-wide license, without the right to grant sublicenses, except as described in paragraph 3.2 below, under Licensed Patents and to use Know-How to make, use, and sell Product(s), except that University hereby retains the right to use Licensed Patents and Know-How solely for research purposes, and except that to the extent funding from federal agencies results in Licensed Technology or Licensed Patents in addition to Project funding, the federal government may have its standard license rights with respect to such Licensed Technology or Licensed Patents.

    3.2 If at any time Ann Arbor Stromal wishes to grant sublicense rights under its exclusive license rights granted herein, University and Ann Arbor Stromal shall negotiate in good faith in order to allow Ann Arbor Stromal to enter into such sublicensing arrangements with a royalty return on Product(s) to University comparable to royalties earned by

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         University under this License. Subject only to this understanding and the need to have any sublicensing arrangements reflect a fair market value return to Ann Arbor Stromal as in an arms length transaction, it is the understanding of the parties that Ann Arbor Stromal should be able to make its own decisions as to the appropriate mechanisms, including sublicensing, for exploiting the Licensed Technology.

    3.3 The University and Ann Arbor Stromal hereby assert that, to the best of their knowledge as of the date of execution of the Option Agreement, there do not exist any University patents or pending patents, other than the Licensed Patents of this License Agreement, which would be infringed by the practice of the Licensed Patents of this License or which would otherwise prevent the practice of any of the Valid Claims. If, however, such University patents or patent applications are subsequently found to have existed prior to the date of the Option Agreement, University shall use reasonable efforts to grant to Ann Arbor Stromal a nonexclusive license to such patents and/or patent applications, to the extent necessary for the practice of the Licensed Technology of this License.

4.  ROYALTIES
    ---------

    4.1 The license rights granted to Ann Arbor Stromal herein are subject to Ann Arbor Stromal's payment of royalties to University according to the provisions of this Section 4.

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    4.2  For Product(s) defined in 2.8 herein, Ann Arbor Stromal will pay
         University a royalty equal to two percent (2%) of Net Sales of such Product(s) by Ann Arbor Stromal and Affiliates for the life of the last to expire of Licensed Patents.

    4.3 Where Net Sales form the basis upon which payment to University is derived, the obligation to pay University under this Section 4 is imposed only once with respect to the same unit of Product regardless of the number of Valid Claims, Licensed Patents or items of Know-How covering the same; however, for purposes of determination of payments due hereunder, whenever the term Product may apply to a property during various stages of manufacture, use or sale, Net Sales, as otherwise defined shall be derived from the sale, distribution or use of such Product by Ann Arbor Stromal and Affiliates at the stage of its highest invoiced value to unrelated third parties.

    4.4 If at any time or from time to time an unrelated third party in any country shall, under right of a compulsory license granted or ordered to be granted by a competent governmental authority, manufacture, use or sell any Product with respect to which royalties shall be payable pursuant to Paragraph 4.2 of this Section, then Ann Arbor Stromal, upon notice to University and during the period such compulsory license shall be effective, shall have the right to reduce such royalty on each unit of Product sold

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         in such country to an amount no greater than the amount payable by said third party in consideration of its compulsory license.

5.  REPORTS
    -------


    5.1 Within sixty (60) days after the close of each Calendar Quarter during the term of this License (including the last day of any such Calendar Quarter following any termination of this License), Ann Arbor Stromal shall report to University all royalties accruing to University under
         Section 4 during such Calendar Quarter. Such quarterly reports shall indicate for each Calendar Quarter the gross sales and Net Sales of Product; such reports shall also indicate Net Sales with respect to which payments are due and the amount of such payments, as well as the various calculations used to arrive at said amounts, including the quantity, description (nomenclature and type designation), country of sale and country of manufacture of Product(s). In case no payment is due for any such period, Ann Arbor Stromal shall so report.

    5.2 Ann Arbor Stromal covenants that it will promptly establish and consistently employ a system of specific nomenclatures and type designations for Product(s) so that the various types can be identified and segregated, and Ann Arbor Stromal and Affiliates will consistently employ such system when rendering invoices thereon and henceforth agrees to inform University, or its auditors, when requested as to

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         the details concerning such nomenclature system as well as to all additions thereto and changes therein.

    5.3 Ann Arbor Stromal shall keep and it shall cause its Affiliates to keep, true and accurate records and books of account containing data reasonably required for the computation and verification of payments to be made as provided by this License, which records and books shall be open for inspection upon reasonable notice during business hours by inspectors selected by and at the expense of University for the purpose of verifying the amount of payments due and payable. Said right of inspection will exist for six (6) years from the date of origination of any such record and this requirement and right of inspection shall survive any termination of this License for a period of three (3) years after such termination. However, in the event that such inspection reveals an underpayment of royalties to University in excess of five percent (5%), then said inspection shall be at Ann Arbor Stromal's expense and such underpayment shall become immediately due and payable to University.

    5.4 The reports provided hereunder shall be certified by an authorized representative of Ann Arbor Stromal to be correct to the best of Ann Arbor Stromal's knowledge and information.

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6.  TIMES AND CURRENCIES OF PAYMENTS
    --------------------------------

    6.1 Payments accrued at the close of each Calendar Quarter shall be due and payable in Ann Arbor, Michigan on the date each quarterly report, provided for under Section 5 above, is due and shall be paid in United States dollars. Ann Arbor Stromal agrees to make all payments due hereunder to University by check addressed to the University's Intellectual Properties Office or by wire transfer to the bank account designated by University with telephonic confirmation of receipt thereof.

    6.2 On all amounts outstanding and payable to University, interest shall accrue from the date such amounts are due and payable at a rate of two
         (2) points above the prime lending rate as established by the Chase Manhattan Bank, N.A. in New York City, New York, or at such lower rate as may be required by law.

    6.3 Any United States currency payments hereunder shall be determined by converting foreign currencies into their equivalent in United States dollars at the exchange rate of such currency as reported (or if erroneously reported, as subsequently corrected) in the Wall Street Journal on the last business day of the Calendar Quarter during which such payments accrue (or if not reported on that date, as quoted by the Chase Manhattan Bank, N.A. in New York City, New York).

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7.  COMMERCIALIZATION
    -----------------

    7.1 Ann Arbor Stromal agrees to use commercially reasonable efforts in proceeding with the development, manufacture, marketing and sale of Products to commercially exploit the Licensed Technology and in creating a supply and demand for same; provided, however, Ann Arbor Stromal shall be entitled to exercise prudent business judgment in meeting its obligations hereunder.

    7.2 Where Ann Arbor Stromal engages in continuing development with respect to Product(s), Ann Arbor Stromal shall keep University informed of such developments in writing. Ann Arbor Stromal shall promptly inform University of any patent applications, or similar applications, relating to Product(s) or improvements thereon, filed by or on behalf of Ann Arbor Stromal or Affiliates anywhere in the world.

8.  INFRINGEMENT
    ------------

    8.1 In the event a third party is infringing a Valid Claim by making, using or selling Product(s) as defined herein, Ann Arbor Stromal shall have the right to bring suit in its own name. University agrees to use reasonable efforts to cooperate in the prosecution of such suit. Ann Arbor Stromal shall bear the expense of any such litigation and, except as described in Paragraph 8.5 below, shall have full authority to negotiate a settlement on such terms as Ann Arbor Stromal shall determine. Ann Arbor Stromal shall

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                                [COPY TO COME]

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    8.3  In the event that during the term hereof there be made against Ann
         Arbor Stromal, any charge for infringement of any third-party patent by reason of Ann Arbor Stromal's or Affiliate's manufacture or sale of a Product or any customer's use of the Product which charge is grounded essentially on an asserted domination by that third-party patent of the manufacture, sale or use of such Product, Ann Arbor Stromal shall give written notice thereof to University. Ann Arbor Stromal agrees to effectuate, if possible, an acceptable change in the Product to avoid such alleged infringement. If no such satisfactory change can be effectuated, University and Ann Arbor Stromal agree to collaborate and enter into discussions with said third party for the purposes of negotiating a settlement. If no settlement can be agreed upon by Ann Arbor Stromal, University and the third party, Ann Arbor Stromal shall have the right, but not the obligation, to defend any suit for infringement brought against it by the third party, and if required by law or if requested by University, to join University as a party defendant. If Ann Arbor Stromal shall elect not to defend such infringement suit, Ann Arbor Stromal shall promptly notify University to that effect and University shall thereafter have the obligation to defend the suit provided Ann Arbor Stromal reimburses the University within thirty (30) days of invoicing for all cost and expenses (including reasonable attorney fees), and if required by law or if requested by Ann Arbor Stromal, to join Ann Arbor Stromal as a party defendant.

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    8.4  Ann Arbor Stromal will bear the cost of defending claims of infringement or pursuing infringers, except as allowed in Paragraph 8.2 above. However, Ann Arbor Stromal can be reimbursed for up to one-half of the unrecovered amount of such actual and reasonable expenses in the following manner: Ann Arbor Stromal can deduct from royalties otherwise due and payable to University under the License, up to fifty percent (50%) until such time as Ann Arbor Stromal has recovered one-half of its actual, reasonable, and otherwise unrecovered expenses. University's "obligation" of bearing one-half of Ann Arbor Stromal's expenses shall not exceed the ability of the above-described mechanism (i.e., a 50% reduction in royalty payments due and payable) to reimburse such expenses and University royalty payments otherwise due shall never be reduced by more than 50%. Ann Arbor Stromal will make an accounting to University of all such expenses as part of its reporting obligations under Section 5.

    8.5 Neither University nor Ann Arbor Stromal shall compromise or settle any claim or action in any manner that would affect the rights of the other Party without the consent of said other Party.

9.  TERMINATION
    -----------

    9.1 With respect to any termination of this License, and except as provided herein to the contrary, all rights and

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    obligations of the Parties hereunder shall cease with respect thereto, except as follows:

    9.1.1 Obligations to pay royalties and other sums accruing hereunder up to the day of such termination;

    9.1.2 Obligations to pay royalties on Net Sales, subsequent to said date of termination of Product(s) in Stock at the date of termination with respect to which stock Ann Arbor Stromal shall have a reasonable time to sell or liquidate in a reasonable manner as deemed necessary by Ann Arbor Stromal under the circumstances;

    9.1.3 Obligations for record keeping and accounting reports for so long as Product(s) are sold pursuant to Paragraph 9.1.2 above. At such time as there are no sales or other dispositions of Product(s) upon termination of this License, Ann Arbor Stromal shall render a final report and royalty payment;

    9.1.4  University's rights to audit books and records as described in
           Section 5 herein;

    9.1.5  Obligations of indemnity under Section 18;

    9.1.6 Any cause of action or claim of Ann Arbor Stromal or University accrued or to accrue because of any breach or default by the other Party hereunder;

9.2 This License will become effective on its Effective Date and, unless terminated under another, specific provision of

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         this License, will remain in effect until and terminate upon the expiration of the later of Ann Arbor Stromal's obligation to pay royalties under Paragraph 4.3 herein or the last to expire of Licensed Patents. After such full-term termination of this License, Ann Arbor Stromal shall have the right to make, use and sell Product(s) without further payment to University hereunder.

    9.3 If Ann Arbor Stromal shall at any time default in the payment of any royalty or the making of any report hereunder, or shall commit any material breach of any material covenant or promise herein contained,
         --------
         or shall make any false report and shall fail to remedy any such default, material breach or report within sixty (60) days after written notice thereof by University, University may, at its option, terminate this License by notice in writing to such effect. In the event of such termination, interest shall continue to accrue as described in Paragraph 6.2 on any amounts outstanding and payable to University and any such termination shall be without prejudice to University's other legal rights for breach of this License.

    9.4 In the event that Ann Arbor Stromal desires to terminate this License, Ann Arbor Stromal shall serve upon University a notice of termination, including a statement of reasons for such termination, at least six (6) months before a termination date established by Ann Arbor Stromal. Such notice shall be deemed by the parties to be final, and immediately upon service of such notice of termination,

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         University shall have the right to begin negotiations and enter into agreements with others for the manufacture, sale and use of the Product(s), and may, at its option, disclose to said others any and all information related to Product(s) other than Confidential Information generated or developed solely by Ann Arbor Stromal. During the period of time from the notice of termination until termination pursuant to this provision, Ann Arbor Stromal shall continue to commercialize Product(s) and to make them reasonably available to the public at fair market value.

10. ASSIGNMENT
    ----------

    This License shall not be transferable or assignable by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld; and any attempt to transfer or assign this License without such consent shall be void from the beginning. No transfer or assignment may be made by Ann Arbor Stromal unless and until the intended transferee or assignee agrees in writing to accept all of the terms and conditions of this License. For purposes of implementing this clause the University's consent may only be withheld:

         i) if the University reasonably believes that implementing the terms of the proposed transfer or assignment could economically discriminate against the University or its employees holding equity in Ann Arbor Stromal as compared to any of the other shareholders or investors in Ann Arbor Stromal or their principals; or

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         ii)  if the University reasonably believes that the proposed transfer or assignment is to a third party which is not in a financial and technical position at least equivalent to that of Ann Arbor Stromal for purposes of exploiting and commercializing the Licensed Technology.


11. REGISTRATION OR RECORDATION
    ---------------------------


    11.1 If the terms of this License, or any assignment or license under this License are or become such as to require or make it appropriate that the Agreement or license or any part thereof be registered with or reported to a national or supranational agency of any area in which Ann Arbor Stromal, or Affiliates would do business, Ann Arbor Stromal will, at its expense, undertake such registration or report. Prompt notice and appropriate verification of the act of registration or report of any agency ruling resulting from it will be supplied by Ann Arbor Stromal to University.

    11.2 Any formal recordation of this Agreement or any license herein granted which is required by the law of any country of the Territory as a prerequisite to enforceability of the Agreement or license in the courts of any such country or for other reasons shall also be carried out by Ann Arbor Stromal at its expense, and appropriately verified proof of recordation shall be promptly furnished to University.

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12. EXPORT LAWS AND REGULATIONS OF THE UNITED STATES
    ------------------------------------------------


    12.1 The Export Regulations of the United States Department of Commerce prohibit the exportation from the United States of certain types of technical data and commodities (listed in the Export Administration Regulations), unless the exporter (e.g., Ann Arbor Stromal or Affiliates) has received the required General License or Validated License, whichever is applicable. In addition, the exporter may be required to obtain certain written assurances regarding re-export from the foreign importer for certain types of technical data and commodities. Prior to its engaging in any export activity, Ann Arbor Stromal has advised University that it will receive a copy of the then current Export Administration Regulations of the United States Department of Commerce and will arrange for a subscription under which it will receive Supplementary Bulletins from the United States Department of Commerce upon their issuance. Ann Arbor Stromal hereby agrees to comply with, and to require Affiliates to comply with, the Export Administration Regulations of the United States Department of Commerce; and Ann Arbor Stromal hereby gives University the assurances called for in the Export Administration Regulations, including the assurances called for in Part 379.4 and any successor provisions of such regulations.

    12.2 This License shall be subject to all United States Government laws and regulations now or hereafter applicable to the subject matter of this License.

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13.  NOTICES
     -------

     Any notice, request, report, or payment required or permitted to be given or made under this License by any Party shall be given by sending such notice by prepaid certified mail, return receipt requested, or by facsimile transmission to the address set forth below or such other address as such party shall have specified by written notice given in conformity herewith. Any notice not so given shall not be valid unless and until actually received, and any notice given in accordance with the provisions of this paragraph shall be effective when mailed:

          TO University:  The University of Michigan
                          Intellectual Properties Office
                          475 East Jefferson, Room 2354
                          Ann Arbor, Michigan 48109-1248
                          Attention:  File No. 433

          TO  Ann Arbor Stromal:  Robert Kunze
                                  General Partner
                                  H&Q Life Science Technology Fund I
                                  One Bush Street
                                  San Francisco, California 94104

          With copy provided to:  Kenneth L. Guernsey
                                  Attorney at Law
                                  Cooley, Godward, Castro, Huddleson & Tatum
                                  One Maritime Plaza, 20th Floor
                                  San Francisco, CA 94111-3580

14.  INVALIDITY
     ----------

     In the event that any term, provision, or covenant of this License shall be determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable, that term will be curtailed, limited, or deleted, but only to the extent necessary

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     to remove such invalidity, illegality, or unenforceability, and the remaining terms, provisions, and covenants shall not in any way be affected or impaired thereby. In the event that the time period of any covenant shall be held unenforceable as a matter of law, said covenant will be interpreted to be effective for an enforceable time period.

15.  ENTIRE AGREEMENT AND AMENDMENT
     ------------------------------

     This License contains the entire understanding of the Parties with respect to the matter contained herein, and supersedes all prior agreements, oral or written, and all other communication between them relating to the subject matter hereof. The Parties hereto may, from time to time during the continuance of this License, modify, vary or alter any of the provisions of this License, but only by an instrument duly executed by authorized officials of both Parties hereto.

16.  GOVERNING LAW
     -------------

     This License and the relationships between the Parties shall be governed in all respects by the law of the State of Michigan, the United States of America, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent has been granted.

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17.  ARBITRATION AND DISPUTE RESOLUTION
     ----------------------------------

     Any dispute relating to the interpretation or performance of this Agreement or the grounds for the termination hereof shall be resolved at the request of either party through final and binding arbitration by a single arbitrator in accordance with the Commercial Arbitration rules of the American Arbitration Association ("AAA"). Such arbitrator shall be selected by the mutual agreement of the parties or, failing such agreement, shall be selected according to the relevant AAA rules. The parties shall bear the costs of such arbitrator and arbitration equally. The prevailing party in any such arbitration shall be entitled to its reasonable attorney's fees and costs solely at the discretion of the arbitrator in addition to any other amount of recovery ordered by such arbitrator. The arbitrator or court, as the case may be, shall determine which party is the "prevailing party" for purposes of this section. If judicial enforcement or review of such arbitrator's award is sought by either party, judgment may be entered upon such award in any court of competent jurisdiction. Ann Arbor Stromal hereby consents to venue and personal jurisdiction in Ann Arbor, Michigan for any such arbitration proceeding and for any court proceeding. The duty of the parties to arbitrate any dispute relating to the interpretation or performance of this Agreement or the grounds for the termination thereof shall survive any termination of this Agreement.

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18.  INDEMNITY:  INSURANCE
     ---------------------

     18.1 Ann Arbor Stromal shall defend, indemnify and hold harmless and shall require Affiliates to defend, indemnify and hold harmless University, its fellows, officers, employees and agents, for and against any and all claims, demands, damages, losses, and expenses of any nature (including attorneys' fees and other litigation expenses), resulting from, but not limited to, death, personal injury, illness, property damage or products liability arising from or in connection with, any of the following:

           18.1.1 Any manufacture, use, sale or other disposition by Ann Arbor Stromal, Affiliates, or other transferees of Products;

           18.1.2  The direct or indirect use of Products by any person;

           18.1.3 The use by Ann Arbor Stromal or Affiliates of any invention, discovery, data, information, product or process related to Licensed Patents or Know-How.

     18.2 University shall be entitled to participate at its option and expense through counsel of its own selection, and may join in any legal actions related to any such claims, demands, damages, losses and expenses under Paragraph 18.1.

19.  NO WARRANTY:  LIMITATIONS OF LIABILITY
     --------------------------------------

     19.1  UNIVERSITY MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES
           OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT
           LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR
           FITNESS FOR A PARTICULAR PURPOSE, AND ASSUMES NO
           RESPONSIBILITIES WHATEVER WITH RESPECT TO DESIGN, DEVELOPMENT, MANUFACTURE, USE, SALE OR OTHER DISPOSITION BY ANN ARBOR STROMAL
           OR AFFILIATES OF PRODUCTS. Regardless of any testing which may have been done at University, University makes no representations regarding how Product can or should be used in any specific process.

     19.2 THE ENTIRE RISK AS TO PERFORMANCE OF PRODUCTS IS ASSUMED BY ANN ARBOR STROMAL AND AFFILIATES. Every user of Product must do its own verification testing and define for itself any processes for its use of Product. In no event shall University be responsible or liable for any direct, indirect, special, incidental, or consequential damages or lost profits to Ann Arbor Stromal, Affiliates, users or any other individual or entity regardless of legal theory. The above limitations on liability apply even though University may have been advised of the possibility of such damage.

     19.3 University represents that to the best of its knowledge and belief it has the lawful right to grant the license set forth herein without breaching the terms or conditions of any agreements with any third parties.

20.  PUBLICITY
     ---------

     Ann Arbor Stromal agrees to refrain from using and to require
     Affiliates to refrain from using quotes or opinions attributed or attributable to University or any employee of University in publicity, advertising, or news releases without the prior written approval of an authorized representative of University. Reports in scientific literature and presentations of joint research and development work are not considered publicity.

21.  PRODUCT MARKING
     ---------------

     Ann Arbor Stromal and Affiliates agree to mark Products with the appropriate patent notice as approved by University.

22.  NON-WAIVER
     ----------

     No waiver, no matter how long continuing or how many times extended, by either Party of a breach of any term or condition of this License shall be considered as a permanent waiver or as an amendment to this instrument.

23.  ARTICLE HEADINGS
     ----------------

     The Article headings herein are for purposes of convenient reference only and shall not be used to construe or modify the terms written in the text of this agreement.

24.  FORCE MAJEURE
     -------------

     Neither Party hereto shall be deemed to be in default of any provision of this License, or for any failure in performance, resulting from acts or events beyond the reasonable control of such Party. For purposes of this License, such acts shall include, but not be limited to, acts of Good, acts of civil or military authority, civil disturbance, war, strikes, fires, power failures, other catastrophes, or other "force majeure" events beyond the Parties' reasonable control.

25.  NO AGENCY RELATIONSHIP
     ----------------------

     Except as clearly and specifically provided under the terms and provisions of this License, neither Party shall be deemed to be an agent of the other in connection with the exercise of any rights hereunder, and neither shall have any right or authority to assume or create any obligation or responsibility on behalf of the other.

26.  CONFIDENTIALITY PROVISIONS
     --------------------------

     26.1 University and Ann Arbor Stromal each agree not to disclose or use, except as required by law or contemplated by this License and the Research Agreement to which this License is attached, the following ("Confidential Information"): (i) any of the terms of this License and the Exhibits hereto (except for disclosure of basic terms which may be required under University policy), or (ii) except as otherwise provided for in the Research Agreement's Article 7 (Publications), any Project related Know-How, data, process, technique, drawing, formula, future development, or engineering or manufacturing development of either party and any marketing, business plan, servicing, financial or personnel matter relating to the other party, its present or future products, sales, suppliers, customers, employees, investors or business except as Ann Arbor Stromal finds reasonably necessary to conduct its business or raise capital or (iii) any information received from the other party which is in written form and marked "Confidential", "Proprietary", "Secret" or the like.

26.2 The parties hereto agree that the provisions of this Article 26 shall survive, whether or not the other provisions hereof remain in full force and effect, for a period of three (3) years after any termination of this License.

26.3 Confidential Information shall not include and neither party shall be obligated to hold in confidence or restrict the use of any information
      (i) which is or becomes public knowledge without breach of this License,
      (ii) which is or becomes available without a confidentiality restriction and without breach of this License from a source other than a party hereto, (iii) which is produced in response to a court order or government action, (iv) which is disclosed with the other party's prior written approval, (v) which is independently developed by the party receiving the Confidential Information from the other party, or (vi) which is known by other means to the party receiving the

     Confidential Information at the time of disclosure of same, and in the case of (v) and (vi), can be established by documentary evidence.

IN WITNESS WHEREOF, each of the Parties hereto has caused this entire agreement to be executed in duplicate originals by its duly authorized officer or representative.


                                     FOR THE REGENTS OF
FOR ANN ARBOR STROMAL, INC.          THE UNIVERSITY OF MICHIGAN

By /s/ R. DOUGLAS ARMSTRONG          By /s/ ROBERT F. GAVIN
   ---------------------------          ---------------------------
   (authorized representative)          (authorized representative)

Typed Name  R. Douglas Armstrong     Typed Name   Robert F. Gavin
            --------------------                  ---------------
Title  President and CEO             Title  Director, Intellectual Properties
       -----------------                    ---------------------------------
Date   3/13/92                       Date   3/13/92
       -------                              -------

                     FIRST AMENDMENT TO LICENSE AGREEMENT

This First Amendment to License Agreement is made as of March 13, 1992,
                                                        ---------------
by and between Aastrom Biosciences, Inc. (formerly Ann Arbor Stromal, Inc.), a Michigan corporation, (hereinafter "Aastrom") and the Regents of the University of Michigan, a constitutional corporation of the State of Michigan (hereinafter "University").

                                  RECITATIONS

The following is a recital of facts underlying this Agreement:

A.  On March 13, 1992 the parties hereto have executed a certain License
       --------------
    Agreement ("License Agreement") as contemplated by a certain Research Agreement between the parties hereto which was executed by them during August of 1989 (the "Research Agreement"). Defined terms not otherwise defined in this First Amendment shall have the meanings set forth in the License Agreement.

B.  The parties now wish to amend the License Agreement in certain respects.

NOW, THEREFORE, in consideration of their mutual promises, the parties hereto agree as follows:

1.  The License Agreement is hereby amended as follows.

    (a) Licensed Technology includes:

i) all patent applications, including related foreign patent applications, and patents issuing therefrom identified in Exhibit A attached hereto;

ii) all Know-How included in patents and patent applications of Exhibit A and grant proposals, papers, abstracts and other documents described in Exhibit B attached hereto; and

iii) all additional patentable inventions and Know-How for the production of red blood cells, white blood cells, platelets and bone marrow cells, which is either described in University Project proposal, or conceived or reduced to practice as part of Project, or conceived or reduced to pratice, whether or not pursuant to or as part of the Project, by Drs. Stephen G. Emerson, Michael F. Clarke or Bernhard O. Palsson, or those working under their direction, during the term of their participation in the Project and Aastrom's funding of the Project.

(b) Section 3.2 of the License Agreement hereby is amended to read in its entirety as follows:

     3.2 Aastrom shall have the right to grant one or more sublicenses for third parties to use the rights granted to Aastrom under its exclusive license rights granted in this License Agreement; and, subject to approval by Aastrom, sub-sublicense agreements may also be granted by a third party sublicensee. All sublicenses and sub-sublicenses, if any, shall provide that the sublicensee and sub-sublicensee shall comply fully with all provisions of this License Agreement, including without limitation, paying the same royalty to the University as is specified in this License Agreement. Notwithstanding any such sublicensing, Aastrom shall still remain fully responsible and liable for compliance with all terms of this License Agreement, including compliance by any and all sublicensees and sub-sublicensees. No consent from University is required for any sublicense or sub-sublicense, as described above; however, Aastrom shall provide timely notice of each sublicense hereunder along with copies of all sublicense agreements. Should Aastrom propose to enter into a sublicense which reduces any royalties payable to University, or which otherwise modifies any of the rights of University under this License Agreement, then no such sublicense can be entered into without the prior written consent of University and any such sublicense entered into without prior written consent of University shall be void from the beginning. For example, if the proposed sublicensee is to issue stock to Aastrom in lieu of royalties, or if a proposed sublicensee is to make a lump sum front-end payment as a set-off against or in lieu of future royalties, then there shall be negotiations between Aastrom and University for an equitable allocation of said consideration in lieu of royalties, with the mutual consent of Aastrom and University required for any such non-conforming sublicense agreement.

2. Article 13 of the License Agreement, entitled "Notices", is amended as follows:

    i) Provision for notice to Robert Kunze and Kenneth Guernsey is hereby deleted; and

    ii)   Notice to Aastrom shall be provided to:

          Aastrom Biosciences, Inc.
          President/CEO
          P.O. Box 130469
          Ann Arbor, Michigan 48113-0469

3. As amended hereby, the License Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this First Amendment as of the date set forth above.

                                        FOR THE REGENTS OF
FOR AASTROM BIOSCIENCES, INC.           THE UNIVERSITY OF MICHIGAN


By /s/ R. DOUGLAS ARMSTRONG             By /s/ ROBERT F. GAVIN
   ---------------------------             --------------------------
   (authorized representative)             (authorized representative)

Typed Name  R. Douglas Armstrong        Typed Name  Robert F. Gavin
            --------------------                    ---------------

Title  President and CEO                Title  Director, Intellectual Properties
       -----------------                       ---------------------------------

                                                                       EXHIBIT A

               License Agreement Amendment dated March 13, 1992
                      between UM and Aastrom Biosciences

                 DOCUMENTATION FOR LICENSE AMENDMENT AGREEMENT

1.  The following U.S. patent applications and all related foreign applications:

    A.  U.S. APPLICATION, SER. #07/366,639, OSMMN REF. #2363-022-55
        Methods, Compositions and Devices for Growing Cells.
        Filed:  6/15/89

    B.  U.S. APPLICATION, SER. #07/628,343, OSMMN REF. #2363-023-55 CIP
        Methods and Compositions for the Ex Vivo Replication of Stem Cells and for the Optimization of Hematopoietic Progenitor Cell Cultures.
        Filed:  12/17/90

    E.  U.S. APPLICATION, SER. #07/737,024, OSMMN REF. #2363-034-55
        Methods and Compositions for the Ex Vivo Replication of Stem Cells, for the Optimization of Hematopoietic Progenitor Cell Cultures, and for Increasing the Metabolism, GM-CSF Secretion and/or IL-6 Secretion of Human Stromal Cells.
        Filed: 7/29/91

    F.  U.S. APPLICATION, SER. #07/740,590, OSMN REF. #2363-035-55
        Methods for Human Gene Therapy, Including Methods and Compositions for the Ex Vivo Replication and Stable Genetic Transformation of Human Stem Cells, for the Optimization of Human Hematopoietic Progenitor Cell Cultures and Stable Genetic and/or IL-6 Secretion of Human Stromal Cells.
        Filed: 8/5/91

    H.  U.S. APPLICATION, SER. #07,815,513, OSMMN REF. #2363-036-55
        Methods for Regulating the Specific Lineages of Cells Produced in a Human Hematopoietic Cell Culture, Methods for Assaying the Effect of Substances on Lineage-Specific Cell Production, and Cell Compositions Produced by these Cultures.
        Filed:  1/2/92

    I.  U.S. APPLICATION, SER. #07/822,136, OSMMN REF. #2363-055-55
        Targeted Virus.
        Filed:  1/17/92

    J.  PENDING U.S. APPLICATION, OSMMN REF. #2363-043-55
        Methods, Compositions and Devices for Maintaining and Growing Human Stem and/or Hematopoietic Cells.
        Filed:  3/4/92


Page 1
2/4/92


     DESCRIPTION                       AUTHOR                      DATE
     -----------                       ------                      ----

2.   Business Plan and Strategy        AASTROM Biosciences, Inc.   Dec., 1991

3.   Research Plan                     AASTROM Biosciences, Inc.   Sept., 1991

4.   Goals, Science/Business,          Ann Arbor Stromal, Inc.     Undated
     Personnel & Structure

5.   Research Agreement                Appendix C to Option        3/24/89
                                       Agreement

6.   SBIR Proposal: Hematopoietic      R. Douglas Armstrong        12/12/91
     Cell Expansion System

7.   NRA-91-OSSA-18 Proposal:          Bernard O. Palsson          11/25/91
     Shear Sensitivities of Human
     Bone Marrow Cultures

8.   ACS Proposal:  Hematopoietic      Bernard O. Palsson          10/30/91
     Bioreactor System to Improve
     Bone Marrow Transplantation
     for Treatment of Cancer

9.   Aastrom System One (Version       Bernard O. Palsson          10/19/91
     1.00 - Draft)

10.  NRA-91-OSSA-13 Proposal:          Bernard O. Palsson          8/15/91
     Reconstructing Human Bone
     Marrow Ex Vivo

11.  NSF Proposal:  Optimal Growth     Bernard O. Palsson          7/3/90
     Factor Combinations for Human
     Bone Marrow Cultures and Large-
     Scale Cell Production

12.  Naval Medical Command Proposal:   Bernard O. Palsson          2/20/89
     Ex vivo Bone Marrow:
     Construction of a Perfusion
     Device

13.  SBIR Proposal: Bioreactor for     R. Douglas Armstrong        12/12/91
     Retrovirus Infection of hemato-
     poietic Cells

14.  Experiment (Clarke)               Michael F. Clarke           1/9/92

15.  NIH Proposal:  In Vitro           Stephen G. Emerson          1/16/92
     Expanded Hematopoietic
     Progenitors for ABMT

16.  NIH Proposal:  Stromal Cell       Stephen G. Emerson          9/20/91
     CSF Regulation and
     Hematopoiesis

17.  Aplastic Anemia Foundation        Stephen G. Emerson          7/1/92 (beg.
     of America (Postdoctoral                                      date)
     application): Leslie G.
     Blesecker

Documentation for License Amendment Agreement
Page 2
2/4/92


     DESCRIPTION                            AUTHOR                    DATE
     -----------                            ------                    ----
18.  The Leukemia Society of                Stephen G. Emerson        8/29/89
     America (Scholarship
     application): Stem Cell
     Cytoadhesion Molecules in
     Chronic Myelogenous Leukemia

19.  The Leukemia Society of America        Stephen G. Emerson        4/26/91
     (Scholarship application -
     continuation) Stem Cell
     Cytoadhesion Molecules in Chronic
     Myelogenous Leukemia

20.  NIH Proposal:  Optimization and        Stephen G. Emerson        7/20/90
     Manipulation of Human Marrow Cultures

21.  NSF Proposal: (Research Experience     Stephen G. Emerson        1/30/89
     for Undergraduates) Effect of Serum
     Concentration and Perfusion Rate on
     Stromal Cell Metabolism

22.  NSF Proposal:  Contruction and         Stephen G. Emerson        5/15/89
     Maintenance of Functioning Bone
     Marrow Tissue Ex Vivo

23.  NSF Proposal:  Construction of a       Stephen G. Emerson        5/10/88
     High Efficiency Ex Vivo Bone Marrow

24.  NRA-88-OSSA-5 Proposal:  Development   Stephen G. Emerson        8/15/88
     of a Device for the Large-Scale
     Cultivation of Human Bone Marrow:
     Space Flight Applications

25.  Presidential Initiations Proposal:     Stephen G. Emerson        Undated
     Development of an Artificial Bone
     Marrow

26.  Paper:  In Vitro Myelopoiesis          Schwartz RM, Emerson      Blood,
     Stimulated by Rapid Medium Exchange    SG, Clarke MF, Palsson    78:12, pp
     and Supplementation with hemato-       BO                        3155-3161,
     poietic Growth Factors                                           (12/15/91)

27.  Paper:  Can Dexter Cultures Support    Varma A, El-Awar FY,      Experi-
     Stem Cell Proliferation?               Palsson BO, Emerson SG,   mental
                                            Clarke MF                 Hematology,
                                                                      20:87-91
                                                                      (1992)

28.  Paper:  Rapid medium perfusion rate    Schwartz RM, Palsson      PNAS,
     significantly increases the            BO, Emerson SG            88:6760-
     productivity and longevity of human                              6764
     bone marrow cultures                                             (8/91)

29.  Paper:  The Construction of High       Emerson SG, Palsson BO,   J Cell.
     Efficiency Human Bone Marrow Tissue    Clarke MF                 Biochem
     Ex Vivo                                                          45:268-
                                                                      272 (1991)

Documentation for License Amendment Agreement
Page 3
2/4/92


     DESCRIPTION                              AUTHOR             DATE
     -----------                              ------             ----
30.  Paper:  Culture Perfusion Schedules      Caldwell J,        J Cell Phys
     Influence the Metabolic Activity and     Palsson BO,        147:344-353
     Granulocyte-Macrophage Colony-           Locey B,           (1991)
     Stimulating Factor Production Rates      Emerson SG
     of Human Bone Marrow Stromal Cells

31.  Paper:  Influence of Medium Exchange     Caldwell J,        Biotechnol.
     Schedules of Metabloic, Growth, and      Locey B,           Progress
     GM-CSF Secretion Rates of Genetically    Clarke MF,         Vol. 7, No.1
     Engineering NIH-3T3 Cells                Emerson SG         Jan/Feb, 1991
                                              Palsson BO

32.  Paper:  The Influence of Extra-Cellular  Schwartz RM,       Submitted to
     Matrix and Stroma Remodeling on the      Caldwell J,        Cytotechnology
     Productivity of Long-Term Human Bone     Clarke MF,         Sept., 1991
     Marrow Cultures                          Emerson SG,
                                              Palsson BO

33.  Advanced Technology Program Proposal:    R. Douglas         9/24/91
     ATP 91-01:  Human Stem Cell and          Armstrong
     Hematopoietic Expansion Systems

34.  Thesis:  Optimization of Human Long-     Richard M.         1991
     Term Bone Marrow Cultures                Schwartz

35.  Chapter: The Role of Physiologic         Caldwell J,        Undated
     Perfusion in the Metabolism and          Palsson BO,
     Genetic Regulation of Cytokine           Clarke MF,
     Production in Mesenchymal Stromal Cells  Emerson SG

36.  UM Disclosure #715 "Mouse Tyrosine       Emerson SG         Biotechnol
     Kinare partial CDNA sequences A1,
     A8, P4, P7, P21"

Documentation for License Amendment Agreement
Page 4
2/4/92

                              SECOND AMENDMENT TO
                               LICENSE AGREEMENT


This Second Amendment to License Agreement is entered into as of October 8, 1993, by and between Aastrom Biosciences, Inc. (formerly Ann Arbor Stromal, Inc., a Michigan corporation, hereinafter called "Aastrom"), and the Regents of the University of Michigan, a constitutional corporation of the State of Michigan (hereinafter called "University").


                                  RECITATIONS

The following is a recital of facts underlying this Agreement.

A. In August, 1989, the parties hereto entered into a certain Research Agreement (the "Research Agreement") pursuant to which Aastrom provided funding to the University for the University to conduct a certain research project. Pursuant to an Extension Agreement dated March 2, 1992, the parties extended the term of the Research Agreement until June 30, 1993, and extended the scope of the research projects and funding under the Research Agreement. As used hereinafter, the term "Research Agreement" shall include said Extension Agreement. Pursuant to the Research Agreement, Aastrom is entitled to an exclusive license to utilize any and all inventions, technology, and know-how (i) resulting from the research projects funded by Aastrom at the University, or (ii) related to the research projects (subject to certain qualifications).

B. On March 13, 1992, the parties entered into a certain License Agreement (the "License Agreement"), as contemplated by the Research Agreement; and on March 13, 1992, the parties also entered into that certain First Amendment to License Agreement (the "First Amendment to License Agreement") for the purpose of modifying and clarifying certain terms in the original License Agreement. As used hereinafter, the term "License Agreement" shall include said First Amendment.

C. Subsequent to entering into the First Amendment to License Agreement, some additional patent rights, technology, know-how and other intellectual property rights have been identified which are to be licensed to Aastrom pursuant to the License Agreement. This Second Amendment is being entered into for the purpose of identifying said additional rights.

     NOW THEREFORE, in consideration of their mutual promises, the parties hereto agree as follows:

     1. LICENSED TECHNOLOGY. In addition to all other Licensed Technology (as defined in the License Agreement) which is already identified as being covered by the License Agreement, the Licensed Technology shall also include the additional patent-related matters identified in Exhibit A attached hereto, as well as the additional technology and know-how identified in the documents described in Exhibits B (1) and B(2) attached hereto, which technology and know-how have resulted from research pursuant to the Research Agreement.

     2. EFFECT. Excepting only as otherwise expressly set forth above, all other terms and provisions of the License Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this Second Amendment as of the date set forth above.

FOR:                                FOR:

                                    THE REGENTS OF
AASTROM BIOSCIENCES, INC.           THE UNIVERSITY OF MICHIGAN

BY: /s/ R. DOUGLAS ARMSTRONG        BY: /s/ ROBERT L. ROBB
    ---------------------------         -----------------------------------
    R. DOUGLAS ARMSTRONG, PH.D.
    PRESIDENT AND CEO                   ITS: Director Technology/Management
                                             Office

                                   EXHIBIT A

                                 PATENT MATTERS

All of the following patent applications and patent matters, including all related foreign patent rights and all patents issued and patent rights related thereto:

A. U.S. APPLICATION #07/990,299, CAMPBELL & FLORES REF.#P-UM 9380 Novel Embryonic Tyrosine Kinase Sequences and Uses Thereof
     Biesecker, Leslie G.; Emerson, Stephen Gx.
     filed:  12/8/92

B.   PENDING U.S. APPLICATION, CAMPBELL & FLORES REF. #P-UM 9430
     P53-Mediated Apoptosis for the Therapeutic Treatment of Diseases Clarke, Michael F.

C.   PENDING U.S. APPLICATION, CAMPBELL & FLORES REF. #P-AA 9609
     Directed Motion of Gene-Transfer Vectors for Increased Infectivities Palsson, Bernhard O.

                                 EXHIBIT B (1)

                         Know-how and Technology Items

All of the following and attached grant proposals, papers, abstracts and other documents, together with all inventions, know-how and/or technology described therein or resulting therefrom:

DESCRIPTION                            AUTHOR                    DATE
1.  PAPER:  BONE MARROW            GUBA, SC; SARTOR,         BLOOD
    STROMAL FIBROBLASTS SECRETE    CL; GOTTSCHALK, LR;       80(5):1190-1198
    INTERLEUKIN-6 AND              YE-HE,J;                  SEPT., 1992)
    GRANULOCYTE-MACROPHAGE         MULLIGAN,T;
    COLONY-STIMULATING FACTOR      EMERSON,SG
    IN THE ABSENCE OF
    INFLAMMATORY STIMULATION:
    DEMONSTRATION BY SERUM-FREE
    BIOASSAY, ENZYME-LINKED
    IMMUNOSORBENT ASSAY, AND
    REVERSE TRANSCRIPTASE
    POLYMERASE CHAIN REACTION

2.  ABSTRACT:  MOLECULAR           GOTTSCHALK, LR;           ASH, 1992
    REGULATION OF THE HUMAN        GIANNOLA, DM;
    IL-3 GENE IN T-CELLS:          EMERSON, SG
    EXPRESSION REQUIRES AN
    INTACT AP-1 AND ELF-1
    NUCLEAR PROTEIN BINDING SITE

3.  ABSTRACT:  EX VIVO             PALSSON, BO;              ASH, 1992
    EXPANSION OF HEMATOPOIETIC     SCHWARTZ, RM;
    PROGENITOR CELLS AND LTCIC     PALSSON, M;
    BY CONTINUOUS PERFUSION        ARMSTRONG, RD;
    CULTURE                        CLARKE, MF;
                                   EMERSON, SG

4.  ABSTRACT:  IL-1 ALPHA          CALDWELL, J;              ASH, 1992
    AND TNF-ALPHA ACT              EMERSON, SG
    SYNERGISTICALLY TO
    STIMULATE PRODUCTION OF
    MYELOID COLONY-STIMULATING
    FACTORS BY CULTURED HUMAN
    BONE MARROW STROMAL CELLS
    AND CLONED STROMAL CELL
    STRAINS

5.  ABSTRACT:  THE CLONING         BIESECKER, LG;            ASH, 1992
    OF 5 NOVEL TYROSINE KINASE     GOTTSCHALK, LR;
    PARTIAL CDNAS ENCODING         EMERSON, SG
    CANDIDATE STEM CELL
    CYTOKINE RECEPTORS

6.  PAPER:  IDENTIFICATION         BIESECKER, L.G., ET AL    PNAS
    OF FOUR MURINE CDNAS                                     90, 7044-7048
    ENCODING PUTATIVE PROTEIN                                (1993)
    KINASES FROM PRIMITIVE
    EMBRYONIC STEM CELLS
    DIFFERENTIATED IN VITRO

7.  PAPER: INTERLEUKIN 6 IS A              BIESECKER, LG;         EXPERIMENTAL
    COMPONENT OF HUMAN UMBILICAL           EMERSON, SG            HEMATOLOGY,
    CORD SERUM AND STIMULATES                                     21:774-778
    HEMATOPOIESIS IN EMBRYONIC STEM                               1993
    CELLS IN VITRO

8.  PAPER:  MOLECULAR REGULATION           GOTTSCHALK, LR;        JOURNAL OF
    OF THE HUMAN IL-3 GENE:                GIANNOLA, DM;          EXPERIMENTAL
    INDUCIBLE T-CELL RESTRICTED            EMERSON, SG            MEDICINE
    EXPRESSION REQUIRES INTACT AP-1                               IN PRESS
    AND ELF-1 NUCLEAR PROTEIN                                     NOV., 1993
    BINDING SITES

9.  PAPER:  IL-1 ALPHA AND                 CALDWELL, J;           JOURNAL OF
    TNF-ALPHA ACT SYNERGISTICALLY TO       EMERSON, SG            CELLULAR
    STIMULATE PRODUCTION OF MYELOID                               PHYSIOLOGY
    COLONY-STIMULATING FACTORS BY                                 ACCEPTED
    CULTURED HUMAN BONE MARROW                                    1994
    STROMAL CELLS AND CLONED STROMAL
    CELL STRAINS

10. ABSTRACT:  PHASE I                     SILVER, SM;            ASH, 1993
    EVALUATION OF EX VIVO EXPANDED         ADAMS, PT;
    HEMATOPOIETIC CELLS PRODUCED BY        HUTCHINSON, RJ;
    PERFUSION CULTURES IN AUTOLOGOUS       DOUVILLE, JW;
    BONE MARROW TRANSPLANTATION            PAUL, LA; CLARKE,
    (BMT).                                 MF; PALSSON, BO;
                                           EMERSON, SG

11. ABSTRACT:  EXPANSION IN                VAN ZANT, G;           ASH, 1993
    BIOREACTORS OF HUMAN PROGENITOR        LARSON, DB;
    POPULATIONS FROM CORD BLOOD AND        DRUBACHEVSKY, I;
    MOBILIZED PERIPHERAL BLOOD             PALSSON, M;
                                           EMERSON, SG

12. ABSTRACT:  CLINICAL SCALE              ARMSTRONG, RD;         ASH, 1993
    PRODUCTION OF STEM AND                 KOLLER, MR; PAUL,
    HEMATOPOIETIC CELLS EX VIVO            L; DOUVILLE, J;
                                           MALUTA, J; FISH,
                                           R; PALSSON, BO;
                                           VAN ZANT, G;
                                           EMERSON,SG

13. ABSTRACT:  EXPANSION OF                RUMMEL, SA;            ASH, 1993
    HUMAN HEMATOPOIETIC                    EMERSON, SG; VAN
    STEM/PROGENITOR CELLS RESISTANT        ZANT, G
    TO TREATMENT WITH
    4-HYDROPEROXYCYCLOPHOSPHAMIDE

14. ABSTRACT:  BIOREACTOR                  KOLLER, MR;            ASH, 1993
    EXPANSION OF WHOLE,                    NEWSOM, B; VAN
    DENSITY-SEPARATED, AND                 ZANT, G; EMERSON,
    CD34-ENRICHED HUMAN BONE MARROW        SG, PALSSON, BO

15. SEMINAR: PROGRESS REPORT               PETER G. EIPERS        10/19/92

16. PAPER:  MEL CELLS, THE                 CLARKE, MF             SUBMITTED TO
    ONCOGENE C-MYB                                                NATURE 1/93

17.  PAPER:  CELL CYCLE ANALYSIS         RYAN, JJ; RIZWAN,    MOLECULAR AND
     OF P53-INDUCED CELL DEATH IN        D; GOTTLIEB, CA;     CELLULAR BIOLOGY
     MURINE ERYTHROLEUKEMIA CELLS        CLARKE, MF           13(1)
                                                              (JAN, 1993)

18.  SEMINAR:  MY PRIMARY OBJECT..       ALICE CURRY          1/25/93

19.  SEMINAR:  PROGRESS REPORT,          PETER G. EIPERS      3/8/93
     FEB. 1993

20.  SEMINAR:  CONSTRUCTION OF A         FAISAL EL-AWAR       4/19/93
     RETROVIRUS PACKAGING CELL LINE

21.  SEMINAR:  FIRST CD 18               PETER G. EIPERS      6/14/93
     INFECTION........................

22.  SEMINAR:  GENERATION OF AN          ALICE M. CURRY       7/26/93
     HIV-BASED PACKAGING LINE

23.  PROGRESS REPORTS                    ALICE M. CURRY       JAN., APR., MAY,
                                                              JULY, 1993

24.  PAPER: EFFECT OF STROMAL AGE        EL-AWAR, FY;         SUBMITTED TO
     ON HEMATOPOIESIS IN HUMAN           EMERSON, SG;         EXP. HEMATOLOGY
     LONG-TERM BONE MARROW CULTURES      CLARKE, MF

25.  ABSTRACT:                           EIPERS, PG;          ASH,  1993
     RETROVIRUS-MEDIATED GENE            KRAUSS, JC; TODD,
     TRANSFER IN HUMAN BONE MARROW       RF; EMERSON, SG;
     MONONUCLEAR CELLS GROWN IN          PALSSON, BO;
     CONTINUOUS PERFUSION CULTURES       CLARKE, MF

26.  NIH GRANT APPLICATION:              MICHAEL F. CLARKE    9/30/93
     ANALYSIS OF THE KINETICS OF
     HEMATOPOIETIC CELL DIVISION BY
     RETROVIRUS TAGGING

27.  ABSTRACT:  FLOW CYTOMETRIC          ROGERS, CE;          ASH, 1993
     ANALYSIS OF BIOREACTOR EXPANDED     BRADLEY, MS;
     HUMAN BONE MARROW; ERYTHROID        PALSSON, BO;
     DEVELOPMENT AND CORRELATION WITH    KOLLER, MR
     BURST-FORMING UNIT-ERYTHROID
     (BFU-E).

28.  ABSTRACT:  EXTENDED GROWTH          OH, DJ; KOLLER,      ASH, 1993
     OF STEM AND PROGENITOR CELLS        MR; PALSSON, BO
     FROM ADULT HUMAN BONE MARROW IN
     SEQUENTIAL BIOREACTOR CULTURES

29.  ABSTRACT:  GROWTH FACTOR            PALSSON, BO;         ASH, 1993
     CONSUMPTION AND PRODUCTION IN EX    BRADLEY, MS;
     VIVO PERFUSION CULTURES OF HUMAN    KOLLER, MR
     BONE MARROW

30.  SEMINAR:  INTRO TO                  MINETTE LEVEE        10/13/92
     MICROENCAPSULATION

31.  SEMINAR:  FLOW CYTOMETRY &          CLARE ROGERS         11/30/92
     HUMAN MARROW

32.  SEMINAR:  CULTIVATION OF            DUK JAE OH           1/18/93
     BONE MAROW CELLS IN HEMOGEN 107
     (DIAMOND SHAPE) REACTORS

33.  SEMINAR:  ENCAPSULATED BONE         LEVEE, MG; LEE,      3/29/93
     MARROW CULTURES AS A POTENTIAL      GM; PAEK, SH;
     ASSAY FOR HUMAN HEMATOPOIETIC       PALSSON, BO
     PROGENITORS

34.  SEMINAR:  FLOW CYTOMETRIC           ROGERS, CE;          3/29/93
     ANALYSIS OF HUMAN MYELOID           BRADLEY, S;
     LINEAGE DEVELOPMENT IN              KOLLER, MR;
     HEMATOPOIETIC BIOREACTOR SYSTEMS    PALSSON, BO

35.  SEMINAR:  OXYGEN TRANSPORT          PENG, CA;            4/5/93
     IN THE HEMOGEN BIOREACTORS          PALSSON, BO

36.  SEMINAR:  TISSUE ENGINEERING        BERNHARD O.          4/12/93
                                         PALSSON

37.  SEMINAR:  DYNAMICS OF CELL          PENG, CA; ROGERS,    6/7/93
     GROWTH AND DIFFERENTIATION IN       C; OH, DJ;
     HEMOGENS                            BRADLEY, S;
                                         PALSSON, BO

38.  SEMINAR:  METABOLIC STUDY IN        DUK JAE OH           8/23/93
     BONE MARROW CULTURE

39.  MINUTES & NOTES, GENE               BERNHARD O.          6/21/93 THRU
     THERAPY PROJECT MEETINGS            PALSSON ET AL        9/28/93

40.  SBIR GRANT APPLICATION:  A          MANFRED R. KOLLER    8/14/92
     CLONAL HEMATOPOIETIC PROGENITOR
     CELL ASSAY

41.  SBIR GRANT APPLICATON:  HIGH        R. DOUGLAS           8/14/92
     TITER RETROVIRAL SUPERNATANTS       ARMSTRONG


     DESCRIPTION                                 AUTHOR                    DATE
     -----------                                 ------                    ----
PROPOSALS:
1.  American Cancer Society - Development        Bernhard O. Palsson       10/15/92
    of a Clinical Hematopoietic Bioreactor
    System to Improve Bone Marrow Transplan-
    tation

2.  National Science Foundation -                Bernhard O. Palsson       1/27/93
    Hematopoietic Bioengineering and
    Biotechnology

3.  NIH -                                        Bernhard O. Palsson       1/28/93
    Hematopoietic Tissue Engineering

4.  NIH -                                        Bernhard O. Palsson       5/27/93
    Human Hematopoietic Differentiation
    and Lineage Development Ex Vivo

PAPERS:

5.  The Influence of Extra-Cellular Matrix       Schwartz, R.M.,           Cytotechnology
    and Stroma Remodeling on the Productivity    Caldwell, J., Clarke,     10:217-224
    of Long-Term Human Bone Marrow Cultures      M.F., Emerson, S.G.,      (1993)
                                                 and Palsson, B.O.

6.  Expansion of Human Bone Marrow Progenitor    Palsson, B.O., et al      Bio/Technology
    Cells in a High Cell Density Continuous                                11,368-372
    Perfusion System                                                       (1993)

7.  Large-Scale Expansion of Human Stem and      Koller, M.R., Emerson,    Blood
    Progenitor Cells from Bone Marrow Mono-      S.G., and Palsson, B.O.   82,378-384
    nuclear Cells in Continuous Perfusion                                  (1993)
    Cultures

8.  Retroviral Gene Transfer into Human          Clarke, M.F., et al       The Cancer Bulletin
    Hematopoietic Cells Using Rapidly                                      45:2, 153-158
    Perfused Long-Term Bone Marrow Cultures                                (1993)

9.  Tissue Engineering:  Reconstitution of       Koller, M.R. and          Biotechnology &
    Human Hematopoiesis Ex Vivo                  Palsson, B.O.             Bioengineering 42,
                                                                           in press (1993)

                                     7(a)


     DESCRIPTION                               AUTHOR                       DATE
     -----------                               ------                       ----
10.  Kinetics of Retroviral Production from    Shen, B.O., Clarke, M.F.,    Biotechnology & Bioengineering
     the Amphotropic VCRIP Murine Producer     Palsson, B.O.                Accepted with revisions
     Cell Line

11.  Microencapsulated Bone Marrow Cultures    Levee, M.G., Lee, G-M.,      Biotechnology & Bioengineering
     as a Potential Assay for Human Hemato-    Paek, S-H.,                  Submitted
     poietic Progenitor Cells

12.  Unilineage Model of Hematopoiesis         Peng, C-A., Koller, M.R.,    Biotechnology & Bioengineering
     Predicts Self-Renewal of Stem and         and Palsson, B.O.            Submitted
     Progenitor Cells from Observed Ex Vivo
     Growth Patterns

13.  Extended Growth of Adult Mononuclear      Oh, D.J., Koller, M.F.       To be submitted
     Human Bone Marrow Cells Through           and Palsson, B.O.
     Repeated Harvesting and Replating

REPORTS:

14.  Development of the HemoGen 106 Bone       B.O. Palsson and S-H Paek    April 15, 1992
     Marrow Expansion System

15.  Research and Development Program for      B.O. Palsson                 September 22, 1992
     the HemoGen 106 Bioreactor System
     (Unfinished document)

16.  The HemoGen 107/108 Series: Progress      R.M. Schwartz and B.O.       October 27, 1992
     Report                                    Palsson

17.  Progress Report on Residence Time         C-A. Peng and B.O. Palsson   December 17, 1992
     Distribution

18.  Partial Cell Harvesting and Replating     D.J. Oh and B.O. Palsson     December 17, 1992
     Experiments

19.  Oxygen Transport in the HemoGen           C-A. Peng and B.O. Palsson   April 5, 1993
     Bioreactors

20.  Growth Factor Delivery in the HemoGen     B.O. Palsson and C-A. Peng   May 21, 1993
     Bioreactors:

21.  Slides to accompany 16 above              B.O. Palsson                 April 12, 1993

22.  Dynamics of Cell Growth and               B.O. Palsson                 June 7, 1993
     Differentiation in HemoGens

BD
7/20/93
                                     7(b)

Additionally, as specified in the Research Agreement, University hereby licenses to Aastrom, pursuant to the terms of the License Agreement, all of the inventions, technology and know-how which are either (i) described in the Research Projects referenced in the Research Agreement, or (ii) conceived or reduced to practice as part of said Research Projects, or (iii) conceived or reduced to practice, whether or not pursuant to or as part of said Research Projects, by Drs. Stephen G. Emerson, Michael F. Clarke or Bernhard O. Palsson, or those working under their direction (including without limitation, research scientists, technicians, and/or post-doctoral training fellows), during the term of their participation in the Research Projects and Company's funding of the Research Projects, provided that such inventions, technology and know-how are related to the work described in said Research Projects. Further, the parties hereby acknowledge that Drs. Emerson, Clarke and Palsson serve as consultants to Company, as well as employees of University, and that inventions, know-how and technology conceived, reduced to practice or developed by these scientists in the course of their consulting work for Company shall be included in subparagraph (iii) above, such that they shall be covered by this License Agreement as Licensed Technology.

                              THIRD AMENDMENT TO
                               LICENSE AGREEMENT

This Third Amendment to License Agreement is entered into as of June 21, 1995, by and between Aastrom Biosciences, Inc. (formerly Ann Arbor Stromal, Inc., a Michigan corporation, hereinafter called "Aastrom"), and the Regents of the University of Michigan, a constitutional corporation of the State of Michigan (hereinafter called "University").

                                  RECITATIONS

The following is a recital of facts underlying this Agreement.

A. In August, 1989, the parties hereto entered into a certain Research Agreement (the "Research Agreement") pursuant to which Aastrom provided funding to the University for the University to conduct a certain research project. On March 2, 1992, the parties extended the term of the Research Agreement until June 30, 1993. Pursuant to a further Extension Agreement dated October 20, 1993, and Request Letter dated June 13, 1994, the term of the Agreement was further extended to June 30, 1994, and December 31, 1994, respectively, and the scope of the research projects and funding under the Research Agreement extended accordingly. As used hereinafter, the term "Research Agreement" shall include said Extension Agreements and Letter. Pursuant to the Research Agreement, Aastrom is entitled to an exclusive license to utilize any and all inventions, technology, and know-how (i) resulting from the research projects funded by Aastrom at the University, or (ii) related to the research projects (subject to certain qualifications).

B. On March 13, 1992, the parties entered into a certain License Agreement (the "License Agreement"), as contemplated by the Research Agreement; and on March 13, 1992, the parties also entered into that certain First Amendment to License Agreement (the "First Amendment to License Agreement") for the purpose of modifying and clarifying certain terms in the original License Agreement. On October 8, 1993, the parties entered into a Second Amendment to License Agreement. As used hereinafter, the term "License Agreement" shall include said First and Second Amendments and this Third Amendment.

C. Subsequent to entering into the First and Second Amendments to License Agreement, some additional patent rights, technology, know-how and other intellectual property rights have been identified which are to be licensed to Aastrom pursuant to the License Agreement. This Third Amendment is being entered into for the purpose of identifying said additional rights.

     NOW THEREFORE, in consideration of their mutual promises, the parties hereto agree as follows:

     1. LICENSED TECHNOLOGY. In addition to all other Licensed Technology (as defined in the License Agreement) which is already identified as being covered by the License Agreement, the Licensed Technology shall also include the additional patent-related matters identified in Exhibit A attached hereto, as well as the additional technology and know-how identified in the documents described in Exhibits B (1) and B(2) attached hereto, to the extent such technology and know-how are described by Section E of the Extension Agreement.

     2. EFFECT. Excepting only as otherwise expressly set forth above, all other terms and provisions of the License Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this Third Amendment as of the date set forth above.

FOR:                                     FOR:

                                         THE REGENTS OF
AASTROM BIOSCIENCES, INC.                THE UNIVERSITY OF MICHIGAN

BY: /s/ R. DOUGLAS ARMSTRONG             BY: /s/ ROBERT L. ROBB
------------------------------           ---------------------------------
R. Douglas Armstrong, Ph.D.
President and CEO                        ITS: Director, Technology Management
                                              Office

                                   EXHIBIT A

                                 Patent Matters

All of the following patent applications and patent matters, including all related foreign patent rights and all patents issued and patent rights related thereto:

A.   U.S. APPLICATION NO. 08/100,337
     Filed:  7/30/93;  (Continuation to U.S. App. #07/628,343)

B.   U.S. APPLICATION NO. 08/164,779
     Filed:  12/10/93;  (Continuation to U.S. App. #07/737,024)
     Amendment filed:  8/1/94

C.   AMENDMENT TO U.S. APP. #07/740,590
     Filed:  8/9/94

D.   U.S. APP. NO. 08/178,433
     Filed: 1/6/94 (Continuation to U.S. App. #07/845,969)

E.   U.S. APPLICATION, SER. #08/143,751

     Methods and Compositions for the ex vivo Replication of Stem Cells, for the Optimization of Hematopoietic Progenitor Cell Cultures, and for Increasing the Metabolism, GM-CSF Secretion and/or IL-6 Secretion of Human Stromal
     Cells

     Filed:  11/1/93 as a divisional of 07/845,969 (ex vivo mitotic stem cells)
     ------

F.   U.S. APPLICATION, SER. #08/187,509

     Methods and Compositions for the ex vivo Replication of Stem Cells, for the Optimization of Hematopoietic Progenitor Cell Cultures, and for Increasing the Metabolism, GM-CSF Secretion and/or IL-6 Secretion of Human Stromal
     Cells

     Filed:  1/28/94 as a continuation of 8/100,337, 7/628,343, 7/366,639; to
     ------
     declare interference with Gillis et al patents.

G.   U.S. APPLICATION, SER. #08/307,862

     Stabilized Virus for Gene Therapy
     Filed:  9/15/94
     ------

H.   U.S. APPLICATION, SER. #08/353,531

     Methods, Compositions and Apparatus for Cell Transfection
     Filed:  12/9/94
     ------

                                      -3-

                                 EXHIBIT B (1)

                         KNOW-HOW AND TECHNOLOGY ITEMS

ALL OF THE FOLLOWING AND ATTACHED GRANT PROPOSALS, PAPERS, ABSTRACTS AND OTHER DOCUMENTS, TOGETHER WITH ALL INVENTIONS, KNOW-HOW AND/OR TECHNOLOGY DESCRIBED THEREIN TO THE EXTENT DESCRIBED BY SECTION E OF THE EXTENSION AGREEMENT:

DESCRIPTION                     AUTHOR                           DATE
1.  NIH GRANT APPLICATION:      MICHAEL F. CLARKE                1/11/94
    ANALYSIS OF HEMATOPOIETIC
    CELL DIVISION BY RETROVIRUS
    TAGGING*

2.  PAPER:                      EIPERS,P; KRAUSS,J;              REC'D. 8/1/94
    RETROVIRAL-MEDIATED GENE    PALSSON,B; EMERSON,S; TODD,R;
    TRANSFER IN HUMAN BONE      CLARKE, M.
    MARROW CELLS GROWN IN
    CONTINUOUS PERFUSION
    CULTURE VESSEL*

3.  PAPER:  TISSUE              BERNHARD PALSSON                 REC'D. 11/21/93
    ENGINEERING:  ENGINEERING
    CHALLENGES

4.  PAPER:  GROWTH FACTOR       BERNHARD PALSSON                 1/20/94
    CONSUMPTION AND PRODUCTION
    IN AASTROM'S PERFUSION
    BIOREACTOR SYSTEMS

5.  MANUSCRIPT:  KINETICS OF    ANDREADIS, STYLIANOS;            7/8/94
    RETROVIRAL INFECTION AND    PALSSON, BERNHARD O.
    THE INFLUENCE OF CELL
    CYCLE:  IMPLICATIONS FOR
    GENE THERAPY

6.  FOLDER:  ALICE CURRY        ALICE CURRY                      5/31/94
    NOTES (75 PAGES)

7.  PROGRESS REPORTS            ALICE M. CURRY                   NOV, 1993;
                                                                 JAN. & FEB,
                                                                 1994

8.  ABSTRACT:  LTC-IC           KOLLER,M.R.; PALSSON, M.A.;      ASH, 1994
    EXPANSION REQUIRES RAPID    MANCHEL,I; NEWSOM,B.S.;
    MEDIUM EXCHANGE COMBINED    PALSSON, BERNHARD O.
    WITH THE PRESENCE OF
    STROMAL AND OTHER ACCESSORY
    CELLS

9.  ABSTRACT:  EXPANSION        KOLLER,M.R.; MANCHEL, I;         ASH, 1994
    POTENTIAL OF CD34+ CELLS    PALSSON, M.A.; BROTT,D.A.;
    FROM PATIENTS IS LOWER AND  SILVER,S.M.; PALSSON,B.O.
    MORE STROMAL-DEPENDENT THAN
    FROM NORMAL DONORS

*These materials especially may include some inventions, know-how and technology not described by Section E of the Extension Agreement (and thus not included in Licensed Technology); including inventions, know-how and technology developed by or under the direction of Dr. Robert Todd related to leukocyte adhesion deficiency disease.

10. SBIR GRANT APPLICATION:     BERNHARD O. PALSSON       4/14/94
    NOVEL APPROACHES TO                                   (PHASE I)
    ENHANCING RETROVIRAL
    STABILITY

11. SBIR GRANT APPLICATION:     BERNHARD O. PALSSON       4/14/94
    HEMATOPOIETIC CELL                                    (PHASE II)
    EXPANSION SYSTEM

12. ATP GRANT APPLICATION:      R. DOUGLAS ARMSTRONG      6/21/94
    GENE TRANSFER SYSTEM FOR
    ENABLEMENT OF HUMAN GENE
    THERAPY

13. SEMINAR:  CD18 CELL         PETER EIPERS              10/25/93
    EXPANSION*

14. THESIS: MEETING             ALICE CHUCK               6/29/94
    PRESENTATION

15. THESIS: MEETING             ALICE CHUCK               9/28/93
    PRESENTATION

16. PAPER:  GROWTH FACTOR       M.R.KOLLER, M.S.          SUBMITTED TO EXP.
    CONSUMPTION AND PRODUCTION  BRADLEY, B.O.PALSSON      HEMATOLOGY, 9/28/94
    IN PERFUSION BIOREACTOR
    CULTURES OF HUMAN BONE
    MARROW CORRELATES WITH
    SPECIFIC CELL PRODUCTION

17. ABSTRACT:                   M.R.KOLLER, B.NEWSOM,     KEYSTONE CONFERENCE,
    CHARACTERIZATION OF HUMAN   C.E.ROGERS, G.VAN         TAOS, NM, 2/94
    STEM AND PROGENITOR CELL    ZANT, S.G.EMERSON,
    EXPANSION IN BIOREACTORS    B.O.PALSSON

18. PAPER:  GROWTH FACTOR       M.R.KOLLER, B.O.PALSSON   6/13/94
    CONSUMPTION AND PRODUCTION
    IN PERFUSION BIOREACTOR
    CULTURES OF HUMAN BONE
    MARROW

19. INTERNAL REPORT:            TIMOTHY M. EISFELD        8/29/94; REVISED
    RETROVIRUS PRODUCTION AND                             8/30/94
    CONCENTRATION PROJECT:
    EXPERIENCE WITH THE
    OPTICELL SYSTEM; FILE NO.
    4.3.1-001

20. INTERNAL REPORT:            TIMOTHY M. EISFELD        8/22/94
    SUMMARY REPORT ON VIRUS
    STABILIZATION PROJECT:
    JANUARY 1994 TO PRESENT;
    FILE NO. 4.3.2-001

21. PAPER:  BIOREACTOR          KOLLER,M.R.               SUBMITTED TO BLOOD,
    EXPANSION OF HUMAN BONE                               1994 (MANUSCRIPT NO.
    MARROW: COMPARISON OF                                 1-94-5-192)
    UNPROCESSED,
    DENSITY-SEPARATED, AND
    CD34-ENRICHED CELLS

*These materials especially may include some inventions, know-how and technology not described by Section E of the Extension Agreement (and thus not included in Licensed Technology); including inventions, know-how and technology developed by or under the direction of Dr. Robert Todd related to leukocyte adhesion deficiency disease.

22. PAPER: IL-1A REGULATES      JERRY CALDWELL,           BLOOD 84 (10),
    EXPRESSION OF THE 75 KDA    STEPHEN G. EMERSON        SUPPLEMENT 1,
    BUT NOT THE 55 KDA TNF                                11/15/94
    RECEPTOR BY CDCL STROMAL                              (NO. 1109)
    CELLS: IMPLICATIONS FOR
    IL-1/TNF SYNERGY.

*These materials especially may include some inventions, know-how and technology not described by Section E of the Extension Agreement (and thus not included in Licensed Technology); including inventions, know-how and technology developed by or under the direction of Dr. Robert Todd related to leukocyte adhesion deficiency disease.

                                                                    EXHIBIT B(2)

DESCRIPTION                                               AUTHOR                               DATE
-----------                                               ------                               ----
PEER-REVIEWED PAPERS:

2.  Microencapsulated Human Bone Marrow Cultures: A       M. Levee, G.M. Lee, S.H. Paek,       Biotechnology & Bioengineering
    Potential Culture System for the Clonal Outgrowth     B.O. Palsson                         43, 734-739 (1994)
    of Hemalopoietic Progenitor Cells

3.  Retroviral Infection is Limited by Brownian Motion    A.S. Chuck, C.A. Peng, M.F. Clarke   Submitted to Science Dec. 1993
                                                          B.O. Palsson

4.  Frequent Harvesting from Perfused Bone Marrow         D.J. Oh, M.R. Koller, B.O. Palsson   Biotechnology & Bioengineering
    Cultures Results in Increased Overall Cell and                                             44, 609-616 (1994)
    Progenitor Expansion

5.  Replating of Bioreactor-Expanded Human Bone Marrow    D.J. Oh, B.O. Palsson, M.R. Koller   Submitted to Experimental
    Results in Extended Growth of Primitive and Mature                                         Hematology
    Cells                                                                                      May 1994

6.  Bioreactor Expansion of Human Bone Marrow:            M.R. Koller, I. Manchel et al        Submitted to J. Hematotherapy
    Comparison of Unprocessed, Density-Separated                                               9/6/94
    and CD34-enriched Cells

7.  Unilineage Model of Hematopoiesis Predicts Self-      C.A. Peng, M.R. Koller, and          Submitted to Biotechnology &
    Renewal of Stem and Progenitor Cells from Observed    B.O. Palsson                         Bioengineering 9/93
    ex vivo Growth Patterns

                                                                    EXHIBIT B(2)

DESCRIPTION                                             AUTHOR                                     DATE
-----------                                             ------                                     ----
CHAPTERS IN BOOKS:

8.  The Role of Physiological Perfusion in the          J. Caldwell, B.O. Palsson, M.F. Clarke,    Johns Hopkins University Press
    Metabolism and Genetic Regulation of Cytokine       and S.G. Emerson                           1993 Baltimore
    Production in Mesenchymal Stromal Cells
    in The Hematopietic Microenvironment:               Eds. M. W. Long and M.S. Wicha
    The Functional and Structural Basis of Blood
    Cell Development

ABSTRACTS:

9.  Biomedical Expansion of Human Stem and Progenitor   M.R. Koller, B. Newsom, G. Van             NIH Workshop on Hematopoletic
    Cells is More Efficient with Mononuclear Cells      Zant, S.G. Emerson, B.O. Palsson           Stem Cell Purification and
    Than with CD34-Enriched Cells                                                                  Biology, Rockville, MD.,
                                                                                                   9/21/1993

10. Growth Factor Consumption and Production in ex      B.O. Palsson, M.S. Bradley, and            ASH Meeting, St. Louis, MO
    vivo Perfusion Cultures of Human Bone Marrow        M.R. Koller                                Dec. 1993

11. Extended Growth of Stem and Progenitor Cells from   B.O. Palsson, D.J. Oh, and M.R.            ASH Meeting, St. Louis, MO
    Adult Human Bone Marrow in Sequential Bioreactor    Koller                                     Dec. 1993
    Cultures

12. Bioreactor Expansion of Whole, Density-Separated,   M.R. Koller, B. Newsom, G. Van             ASH Meeting, St. Louis, MO
    and CD34-Enriched Human Bone Marrow                 Zant, S.G. Emerson, B.O. Palsson           Dec. 1993

13. Flow Cytometric Analysis of Bioreactor Expanded     C.E. Rogers, M.S. Bradley, B.O.            ASH Meeting, St. Louis, MO
    Human Bone Marrow:  Erythroid Development and       Palsson, and M.R. Koller                   Dec. 1993
    Correlation with Burst-Forming Unit-Erythroid
    (BFU-E)

14. Clinical Scale Production of Stem and Hemato-       R.D. Armstrong, M.R. Koller, L.            ASH Meeting, St. Louis, MO
    poietic Cells Ex Vivo                               Paul, J. Douville, J. Maluta, R. Fish,     Dec. 1993
                                                        B.O. Palsson, G. Van Zant, S.G. Emerson

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                                                                    EXHIBIT B(2)

DESCRIPTION                                           AUTHORS                          DATE
-----------                                           -------                          ----
15.  Hematopoletic Bioreactor Engineering for         B.O. Palsson                     Engineering Foundation Conference:
     Transplantation Rapid Detection and Control                                       Cell Culture Engineering IV, San Diego,
     of Progenitor Cell Production                                                     CA, March 7-12, 1994

16.  Growth Factor Consumption and Production in      B.O. Palsson and M.R. Koller     American Chemical Soc. Spring
     Ex Vivo Perfusion Cultures of Human Bone                                          National Meeting, San Diego, CA
     Marrow                                                                            March 7-12, 1994

Prepared by
Barbara Dunn
8/10/94
                                      -9-